Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 10, 2006, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-131050) and related Prospectus of Targacept, Inc. dated March 16, 2006.

/s/    Ernst & Young LLP

Greensboro, North Carolina

March 15, 2006